Exhibit 99.1

Endurance Specialty Holdings Comments on Aspen Insurance Holdings’ Summary Rejection of Proposal

PEMBROKE, Bermuda, April 14, 2014 – Endurance Specialty Holdings Ltd. (“Endurance”) (NYSE: ENH) today commented on Aspen Insurance Holdings Limited’s (“Aspen’s”) (NYSE: AHL) summary rejection of its proposal to acquire all of the common shares of Aspen for $3.2 billion, or $47.50 per Aspen share, with a combination of cash and Endurance common shares.

“That’s a lot of value to leave on the table,” said John Charman, Chairman and CEO of Endurance. “Cut through the rhetoric, and this transaction is all about value and the fact that Aspen shareholders are being denied the opportunity to realize that value. We believe shareholders will see the limitations of the Aspen ‘go-it-alone’ plan, which they have been pursuing unsuccessfully, and will recognize the value of the transaction we are proposing – and, in so doing, will make their views known to the Aspen board of directors.”

The Endurance proposal provides compelling value to Aspen shareholders:

•	21% premium to Aspen’s closing share price on April 11, 2014;

•	15% premium to Aspen’s all-time high share price of $41.43 on December 31, 2013;

•	1.16x Aspen’s December 31, 2013 diluted book value per share; and

•	13.4x 2014 consensus Street earnings estimates for Aspen.

Endurance stated that the continued refusal by Aspen’s board and management to engage in any discussions with Endurance on behalf of Aspen shareholders demonstrates their entrenched position and is unsurprising in view of their past record of ignoring the best interests of Aspen shareholders. Aspen’s “rejection” is simply an attempt to deflect from the highly attractive premium value the Endurance proposal represents by citing a series of unsubstantiated red herring objections.

Endurance further stated that Aspen’s arguments are merely a smokescreen for criticizing Endurance, a company that has from its inception, delivered superior growth in book value per share to that of Aspen. Mr. Charman likewise has a long and stellar track record of creating tremendous value for investors, and team oriented, entrepreneurial corporate cultures for employees. His willingness to invest $25 million of his own personal funds in this transaction makes his confidence in future value creation in the combination manifest.

For additional information about Endurance’s proposal to acquire Aspen, including a slide presentation for investors, please visit www.endurance-aspen.com or ir.endurance.bm.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes agriculture, professional lines, property, and casualty and other specialty lines of insurance and catastrophe, property, casualty, professional liability and other specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit www.endurance.bm.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. These statements may also include assumptions about our proposed acquisition of Aspen (including its benefits, results, effects and timing). Statements which include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2013. Additional risks and uncertainties related to the proposed transaction include, among others, uncertainty as to whether Endurance will be able to enter into or consummate the transaction on the terms set forth in the proposal, the risk that our or Aspen’s shareholders do not approve the transaction, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction, uncertainties as to the timing of the transaction, uncertainty as to the actual premium of the Endurance share component of the proposal that will be realized by Aspen shareholders in connection with the transaction, competitive responses to the transaction, the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated, the risk that the conditions to the closing of the transaction are not satisfied, costs and difficulties related to the integration of Aspen’s businesses and operations with Endurance’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction, unexpected costs, charges or expenses resulting from the transaction, litigation relating to the transaction, the inability to retain key personnel, and any changes in general economic and/or industry specific conditions.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Regulation G Disclaimer

In this press release, Endurance has included certain non-GAAP measures. Endurance management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the proposed transaction in a manner that allows for a more complete understanding. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP. For a complete description of non-GAAP measures and reconciliations, please review the Investor Financial Supplement on Endurance’s website at www.endurance.bm.

Return on Equity (ROE) is comprised using the average common equity calculated as the arithmetic average of the beginning and ending common equity balances for stated periods.

Third Party-Sourced Information

Certain information included in this press release has been sourced from third parties. Endurance does not make any representations regarding the accuracy, completeness or timeliness of such third party information. Permission to cite such information has neither been sought nor obtained.

All information in this press release regarding Aspen, including its businesses, operations and financial results, was obtained from public sources. While Endurance has no knowledge that any such information is inaccurate or incomplete, Endurance has not had the opportunity to verify any of that information.

Additional Information

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

All references in this press release to “$” refer to United States dollars.

The contents of any website referenced in this press release are not incorporated by reference herein.

Contacts:

Endurance Specialty Holdings Ltd.

Investor Relations

Phone: +1 441 278 0988

Email: investorrelations@endurance.bm

Media Relations

Ruth Pachman and Thomas Davies

Kekst and Company

Phone: 212 521 4891/4873

Email: Ruth-Pachman@kekst.com and Tom-Davies@kekst.com

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